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                                                                   EXHIBIT 10.11



                               CASH FLOW AGREEMENT


              CASH FLOW AGREEMENT (this "Agreement"), dated as of December 18, 1998, between Acme Metals Incorporated, a Delaware corporation (the "Parent"), Acme Steel Company, a Delaware corporation ("ASC"), Acme Packaging Corporation, a Delaware corporation ("APC"), Alabama Metallurgical Corporation, a Washington State corporation ("AMC") and Acme Steel Company International, Inc., a Barbados, W.I. corporation ("ASCI", and together with the Parent, ASC, APC, AMC and ASCI, the "Borrowers"), Alpha Tube Corporation, a Delaware corporation ("Alpha Tube") and BankAmerica Business Credit, Inc., a Delaware corporation, as Agent (the "Agent").

              The Borrowers, certain financial institutions (the "Lenders") and the Agent are parties to a Loan and Security Agreement dated as of December 18, 1998 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the "Loan Agreement"), providing for extensions of credit and certain other financial accommodations (including, without limitation, the issuance of letters of credit and credit support) to the Borrowers.

              To induce the Lenders and the Agent to enter into the Loan and Security Agreement and to extend credit thereunder, and to induce Alpha Tube to guarantee the obligations of the Borrowers thereunder and to pledge its assets in support thereof, the Borrowers, Alpha Tube and the Agent have agreed to enter into this Agreement, providing for the continued implementation, subject to the terms and conditions herein, of the integrated cash management system of the Borrowers and Alpha Tube and the participation of Alpha Tube therein. Accordingly, the parties hereto agree as follows:

              Section 1. All cash of Alpha Tube will be deposited in a separate account (the "Segregated Account"). Subject to Section 3 below, Alpha Tube will continue to "upstream" its cash receipts to the Parent in the same manner as it did prior to the Filing Date. Subject to Section 3 below, funds deposited in the Segregated Account shall be freely accessible by the Parent (e.g., to fund the Borrowers' operations and administrative expenses and pay debt service under the Loan Agreement) and all amounts deposited in the Segregated Account may be withdrawn by the Parent on a daily basis.

              Section 2. Alpha Tube will have an allowed superpriority claim against any Borrower for all funds upstreamed by Alpha Tube after the Filing Date to such Borrower, net of all offsets as provided in Section 4. This claim will be junior to the claims of the Lenders (and Carve-Out Expenses, as defined in the Loan Agreement, and in any event not to exceed the sum of (i) amounts payable pursuant to 28 U.S.C. ss.1930(a)(6) plus (ii) $3,000,000) and senior to all other administrative and unsecured claims. The Final Bankruptcy Court Order will provide for such junior superpriority claim.

              Section 3. Alpha Tube will periodically compute and report to the Agent and the Borrowers the following information: (i) Alpha Tube's Eligible Inventory and Eligible

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Accounts (calculated separately for Alpha Tube using the same criteria for eligibility as set forth in the Loan Agreement) and (ii) the sum of Alpha Tube's pre-petition and post-petition trade debt (including trade debt to any trade creditor that is a Borrower or an Affiliate) and Alpha Tube's accrued and unpaid Chapter 11 administrative expenses, all as reflected in Alpha Tube's books and records (such sum being referred to as the "Protected Amount"). Such reports will be prepared and delivered as frequently as the Borrowers' periodic borrowing base reports to the Agent under the Loan Agreement. As long as the most recent report so delivered indicates that the sum of Alpha Tube's Eligible Accounts and Eligible Inventory (as so computed) exceeds 110% of the Protected Amount (an "Alpha Surplus Situation"), Alpha Tube will continue to upstream its cash receipts as provided in Section 1 above. If any such report indicates that the sum of Alpha Tube's Eligible Accounts and Eligible Inventory does not exceed 110% of the Protected Amount, Alpha Tube shall give the Parent and the Agent written notice (a "Deficiency Notice") of such fact, and effective upon the expiration of three Business Days from such Deficiency Notice and unless and until such deficiency is cured, (i) no further upstreaming of cash may be made by Alpha Tube to the Parent, and (ii) any funds remaining in the Segregated Account may no longer be used for purposes other than Alpha Tube's business operations (which business operation shall be deemed to include, without limitation, intercompany obligations) and its administrative expenses, until such time as Alpha Tube shall deliver a report demonstrating that an Alpha Surplus Situation again exists. If any such deficiency is not cured by the end of such three Business Day period, Alpha Tube shall deliver a copy of such Deficiency Notice to the financial institution where the Segregated Account is maintained immediately upon expiration of such three Business Day Period.

              Section 4. The Borrowers agree that Alpha Tube's potential cash needs to support its operations can be funded either through use of the Borrowers funds on hand or through borrowings by the Borrowers (to the extent that availability exists under the Loan Agreement) and in either case downstreamed to Alpha Tube or else directly paid in satisfaction of post-petition obligations, and pre-petition obligations permitted to be paid by the Bankruptcy Court and agreed to by the Agent, incurred by Alpha Tube. Any amounts so downstreamed to Alpha Tube or paid directly on its behalf will be offset against (and will reduce) the post-petition inter-company balance of advances from Alpha Tube to the Borrowers referred to in Section 2 above.

              Section 5. Alpha Tube hereby covenants and agrees with each Borrower as follows:

                            (i) Alpha Tube will perform and comply with all
              covenants, agreement and conditions contained in the Loan Agreement and other Loan Documents as they relate to Alpha Tube;

                            (ii) Alpha Tube will not knowingly take any action
              that causes a Default or an Event of Default to occur, and will cooperate with the Borrowers in attempting to cure any Default or Event of Default; and

                            (iii) Alpha Tube will notify Parent immediately upon
              becoming aware (x) of any Default or Event of Default, (y) that the representations and warranties contained in




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              the Loan Agreement and the other Loan Documents as they relate to
              Alpha Tube are untrue or incorrect in any material respect on any date or (z) that any condition to any Borrowing as it relates to Alpha Tube shall not be satisfied.

              Section 6. This Agreement is for the benefit of the Agent, the Lenders, the Borrowers and Alpha Tube and may only be modified or amended with the prior written consent of the Agent, the Parent and Alpha Tube. Neither the Agent nor any Lender shall have any obligations, duties or liabilities (including, without limitation, any obligations, duties or liabilities with respect to the calculation of Alpha Tube's Eligible Accounts and Eligible Inventory) under this Agreement.

              Section 7. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

              Section 8. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to the conflict of law provisions thereof, and, upon execution by all parties hereto, shall be binding upon the Borrower, Alpha Tube and the Agent.

              Section 9. Upon payment in full of all Obligations, the termination and cancellation of all Letters of Credit and the termination of all Commitments, this Agreement shall terminate.

              Section 10. Capitalized terms used herein and not otherwise defined shall have the respective defined meanings set forth in the Loan Agreement.



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              IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.


                                       Acme Metals Incorporated


                                       By:______________________________
                                           Name:  Jerry F. Williams
                                           Title:  Vice President - Finance and
                                                          Administration

                                       Acme Steel Company


                                       By:______________________________
                                            Name:  Jerry F. Williams
                                           Title:  Vice President

                                       Acme Packaging Corporation


                                       By:______________________________
                                           Name: Jerry F. Williams
                                             Title:  Vice President

                                       Alabama Metallurgical Corporation


                                       By:______________________________
                                           Name:  Jerry F. Williams
                                           Title:  President

                                       Acme Steel Company International, Inc.


                                       By:______________________________
                                           Name:  Jerry F. Williams
                                           Title:  Chairman


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                                       Alpha Tube Corporation


                                       By:______________________________
                                           Name:  Jerry F. Williams
                                           Title:  Vice President

                                       BankAmerica Business Credit, Inc., as
                                       Agent


                                       By:______________________________
                                           Name:
                                           Title:





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